UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 12, 2006

Date of Report (Date of earliest event reported)

HYPERSPACE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

906 East Karcher Road, Nampa, ID 83687

(Address of principal executive offices)

(208) 893-3434

(Registrant’s telephone number, including are code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The disclosure in Item 3.02 below is incorporated into this Item 1.01 by reference.

Item 3.02	Unregistered Sale of Equity Securities

On December 12, 2006, HyperSpace Communications, Inc. (“HyperSpace”) issued warrants to Maxim Group, LLC (“Maxim”) and Garden State Securities, Inc. (“Garden State”) to purchase an aggregate of 1,045,867 shares of HyperSpace Common Stock with an exercise price of $1.10 per share (the "$1.10 Warrants"). These $1.10 Warrants represent previously disclosed compensation due to Maxim and Garden State in connection with their acting as placement agents in the recent private placements described in HyperSpace’s Forms 8-K filed September 11, 2006 and October 5, 2006, respectively. HyperSpace issued an additional 80,000 warrants to Maxim with an exercise price of $1.60 per share (the "$1.60 Warrants and, together with the $1.10 Warrants, the "Warrants"), and an additional 40,000 warrants with an exercise price of $1.60 and otherwise identical terms as the $1.60 Warrants will be issued to Maxim at a rate of 10,000 warrants per month over the next four months. The $1.60 Warrants issued to Maxim relate to its provision of advisory services to HyperSpace.

434,000 of the $1.10 Warrants issued to Maxim and 112,000 of the $1.10 Warrants issued to Garden State expire September 6, 2011, 483,867 of the $1.10 Warrants issued to Maxim and 16,000 of the $1.10 Warrants issued to Garden State expire October 4, 2011 and all of the $1.60 Warrants expire December 1, 2011. The exercise price in all of the Warrants is subject to customary adjustments as set forth in the Warrants, and all of the Warrants permit cashless exercise. The Warrants may not be exercised unless HyperSpace's shareholders approve an amendment to HyperSpace's Amended and Restated Articles of Incorporation to increase the number of shares of authorized no par value common stock to 100,000,000 shares. They also contain registration rights.

The securities were sold in reliance on Section 4(2) of the Securities Act of 1933 and Regulation D thereunder.

Forms of the $1.10 Warrants and the $1.60 Warrants are attached hereto as Exhibits 4.1 and 4.2 respectively, and all descriptions of such documents included herein are qualified in their entirety by reference to such documents.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits
4.1	Form of $1.10 Warrants
4.2	Form of $1.60 Warrants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HyperSpace Communications, Inc.

Date: December 15, 2006	By: /s/ Michael R. Whyte Michael R. Whyte Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of $1.10 Warrants
4.2	Form of $1.60 Warrants